Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                                  SECTION 906,
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Enzon Pharmaceuticals, Inc. and Subsidiaries (the "Company") on Form 10-Q for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth J. Zuerblis, Vice President Finance, Chief Financial Officer and Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                             By: /s/ Kenneth J. Zuerblis
                                                 -------------------------------
                                                Kenneth J. Zuerblis
                                                Vice President Finance,
                                                Chief Financial Officer
                                                (Principal Financial and
                                                 Accounting Officer) and
                                                Corporate Secretary

      February 17, 2004

A signed original of this written statement required by section 906 has been provided to Enzon Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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